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                        R.H. PHILLIPS

              1999 EMPLOYEE STOCK PURCHASE PLAN


                        JULY 26, 1999

                           Summary

     We, R.H. Phillips, Inc., have prepared this document to provide our employees with a general description of the R.H. Phillips 1999 Employee Stock Purchase Plan, which we refer to as the "Plan." This document is a prospectus relating to the shares of common stock we are offering to our employees under the Plan within the meaning of the regulations of the Securities and Exchange Commission and federal securities laws. Our goal is to provide all employees eligible to buy shares of our common stock under the Plan with a description of the Plan and how they may subscribe to purchase shares from us.

     The Plan is intended to qualify as an "Employee Stock
Plan" within the meaning of Section 423 of the Internal
Revenue Code of 1986, as amended (the "Code"). The Plan is not a qualified deferred compensation plan under Section
401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

     We will offer all eligible employees the right to purchase shares of our common stock through payroll deductions. When we decide to offer shares for sale to our employees, we will set an offering period lasting no more than 6 months and will provide you with notice of the offering. If you wish to participate in the offering, you will fill out and return a subscription agreement stating the percentage of your after-tax salary (between 2%-10%) that you would like withheld to purchase shares. At the end of the offering period, you will receive the number of whole shares that your payroll deductions can purchase at a purchase price of 85% of the fair market value of the shares on the closing date of the offering period.

                      Administration

The Committee

     The Board of Directors' Compensation Committee, which we refer to as the "Committee" will administer the Plan. The Committee makes all decisions about how the Plan operates, including the dates during which we will offer shares under the Plan, and all of their decisions are final and binding upon all participants. A majority of the members of the Committee are not employees of the Company and Committee members receive no additional compensation for administering the Plan.
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Number of Shares Issuable Under Plan.

     We may sell a maximum of 150,000 shares of common under the Plan. We are not required to issue any minimum number of shares under the Plan.

                    Who May Buy Shares

General.

     With some exceptions, all employees are eligible to participate in the Plan if they have been employed for at least five days before the offering period begins. The following employees are not eligible to participate in the Plan.

                         Part-time employees whose customary
               employment is less than 20 hours per week;

                         Seasonal employees whose customary
               employment is for not more than five months in any calendar year.

                         Employees who are "highly compensated
               employees" within the meaning of Section 414(q) of the Code. An employee is highly compensated if his or her annual compensation for the year before an offering period exceeds the greater of: (1) $100,000 in salaries, commissions and overtime payments, but excluding bonuses, long term incentives and other compensation; or (2) the annual compensation amount specified in Section 414(q) of the Code and the rules of the Department of Treasury enacted pursuant to that Section of the Code.

Limitations on Participation.

          There are some limitations on the number of shares any individual employee can purchase under the Plan.

                         You may not buy shares under this Plan if you
               own 5% or more of the outstanding shares of R.H. Phillips' common stock.

                         You may not buy shares under this Plan if you have
               the right to acquire R.H. Phillips' stock with a fair market value of more than $15,000 under all stock purchase plans within any single year. We compute fair market value as of the date on which an offering period begins.

                         You may not buy more than 2,500 shares during any
               offering.
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             Operation of Plan - Procedures for Subscribing.

Announcement of Offering.

          When we announce that there will be an offering, you will be given option to purchase as many shares as your specified payroll deduction will be able to purchase upon the closing of that offering period.

          You may participate in an offering by completing a subscription agreement and any other documents we require and returning them to the corporate Secretary within five days before an offering commences. Each subscription agreement will give you the right to purchase shares in that offering only, and if you want to participate in any subsequent offering, you will need to sign and complete a new subscription agreement.

Purchase Price.

          The purchase price for the shares shall be 85% of the fair market value of the R.H. Phillips common stock as of the last day of the offering period in which those shares are being purchased. The fair market value of the common stock is defined as the daily closing price of the common stock as quoted on the Nasdaq National Market or on any other securities exchange where the common stock is traded during the offering period.

Offering Period.

          When we decide to offer shares for sale under this Plan, we will set the beginning date and length of an offering period. The offering period may last for up to six months, although the offering period may be shorter than that if the Committee so determines. After the Committee has set the beginning date and offering period, we will notify you of the date the offering period will begin and the duration of the offering period.

Payroll Deductions.

          If you decide to participate in the offering, you must send us a written authorization to allow us to deduct a percentage of your after-tax annual compensation, to be used for the purchase of shares under the Plan. The exact percentage of this deduction must be between 2% and 10% of your annual compensation and specified in the subscription agreement given to the corporate Secretary. Annual compensation includes your base salary, overtime payments and sales commissions for the calendar year immediately prior to the beginning of the offering period, but does not include your bonuses, profit-sharing payments or other forms of compensation.

Withdrawal.

          You may withdraw your participation from an offering at any time prior to the end of the last business day of the offering period, by giving written notice to the corporate Secretary. Upon written notice of your decision to withdraw from an offering,
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we will promptly forward payment to you in
cash equal to the amount deducted from your wages during the offering period without interest.

Interest.

          You will not be entitled to any interest on your authorized payroll deductions for purposes of purchasing shares in any offering under this Plan, even if your participation in an offering is terminated for any reason. Any interest which may be earned on payroll deductions shall belong to us.

Termination of Employment.

          If your employment is terminated for any reason other than death or disability, or if you resign, your rights to purchase shares under this Plan shall terminate immediately and we will pay in cash to you any amounts deducted from your wages during the offering period for the purchase of shares. If you should die or become disabled during an offering period, we will issue shares at the end of the offering period to you, your estate or personal representative, as the case may be. You are considered "disabled" if you have suffered a mental or physical impairment within the meaning of Section 22 of the Code.

            Capital Changes - Adjustments in Shares

Capital Changes.

          In we should have any stock splits, stock dividends, or similar changes to our common stock, we will make appropriate adjustments to the number of shares subject to purchase and to the purchase price per share under the Plan to reflect your relative rights and status prior to that change.

Employee's Rights as a Shareholder.

          You will not be considered an owner of any shares that your are purchasing under the Plan until the offering period concludes and we have issued you the shares.

Over-Subscription.

          If we receive subscriptions for more than the maximum number of shares of common stock available for issuance under this Plan, we will allocate the maximum number of shares available on a pro-rata basis among all the participating employees in that offering. We will refund to you any unused payroll deductions as a result of such pro-rata distribution.
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Reports.

          We will maintain an individual account for you pursuant to the Plan. You will receive a report of your account setting forth your total amount of payroll deductions accumulated, the per share purchase price, the number of shares purchased and the remaining cash balance, if any, as promptly as practicable after each purchase date.

                 No Assignment of Rights

          You may not sell, assign or otherwise transfer your rights to purchase shares under this Plan to any person, except by Will or under the laws of descent and distribution. Furthermore, you may exercise your right to purchase common stock under this Plan only during your lifetime. If you violate this provision, or if any claim is asserted by another party in respect of such right and interest by garnishment, levy, attachment, or otherwise, we will treat such violation or claim as an election to withdraw your participation and your funds from that offering.

            Amendments and Discontinuance of Plan

          We have the right to amend, modify or terminate this Plan at any time without notice; provided that your then existing rights to purchase shares in an offering already being conducted will not be adversely affected by that action. The following amendments must be approved by our shareholders before they can go into effect:

                         Any amendment increasing the maximum number of
               shares of common stock which may be offered under this Plan.

                         Any amendment changing the method for determining
               the purchase price per share of shares offered under the Plan.

                         Any amendment increasing the maximum number of
               shares which an individual employee may purchase.


                    Restrictions on Resale

          The shares we are selling under the Plan have been registered under the Securities Act of 1933, as amended, and therefore may be resold without limitation under federal law. However, certain officers who are deemed to be "affiliates" of R.H. Phillips may only resell those shares pursuant to SEC Rule 144 or another exemption from the registration requirements of the Securities Act.

                       Tax Information

          The following is a brief summary of the federal income tax consequences to you when you sell stock you acquired under the Plan. You should bear in mind that this information is incomplete and is subject to change upon any amendment to the federal tax
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laws.   In addition, the summary does not discuss the
provisions of the income tax laws of any municipality, state or foreign country in which you may reside. We recommend that you discuss with your own tax adviser the tax consequences to you of any sale of shares under the Plan.

          The Plan is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, you will realize no taxable gain or loss when you agree to participate in an offering. When you sell some or all of the shares you acquired under the Plan, you will be subject to federal income tax in the manner described below:

Special Tax Treatment:

                    If you satisfy all of the following conditions, you qualify for special tax treatment:

                         You held your shares for at least two years after
               the offer for those shares began;

                         You held your shares for more than one year after
               the date on which you bought those shares; and

                         You have been an employee of the Company up to at
               least three months before you purchased the shares.

          If you qualify for special tax treatment, the smaller of the following amounts will be deemed to be ordinary income to you for federal income tax purposes in the year you sell the shares:

                         The excess of the fair market value of the shares
               at the time of sale or disposition over the original purchase price of the shares; or

                         15% of the fair market value of the shares on
               the day the offering for your shares began.

          If you have any additional gain from the sale of your shares, the amount of that gain will be deemed capital gains from federal income tax purposes. This amount will be taxed as long-term or short-term capital gains based on how long you owned the shares. Under current federal income tax law, if you owned the shares for more than 12 months, the maximum tax rate on the amount of your gain will be 20%. If you held the shares for less than 12 months, the gains will be taxed at short-term capital gain rates, which are currently the same as ordinary income rates.

          If the price at which you sold your shares is less than the amount you paid for them, you will recognize no ordinary income and instead, realize a capital loss for the difference.
Any capital losses are allowed in full against capital gains plus
$3,000 of other income.
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Other Tax Treatment:

          If you do not satisfy the conditions for special tax treatment, the excess of the fair market value of the shares on the date you purchased the shares over the price you paid for them will be taxed as ordinary income. You will recognize this ordinary income in the year you disposed of the shares, even if you do not realize any gain on the sale of the shares or made a gratuitous transfer of the shares. If you do realize any further gain, it will be treated as capital gain and treated as long-term capital gain if you held the shares for more than one year.

Directors and Officers Subject to Section 16(b) Liability:

          If you are an executive officer or other person subject to
Section 16(b) of the Exchange Act who prematurely disposes of your shares purchased under the Plan, you will be treated as if you exercised a nonqualified option for purposes of determining the amount of ordinary income you will be taxed. Accordingly, the calculation of the amount of compensation income you will recognize and the beginning of your capital gains holding period may be deferred for up to six months, the deferral date. You will recognize ordinary income in the year of sale or disposition, generally equal to the excess of the fair market value of the shares on the deferral date over the purchase price. You should consult with your personal tax advisors before buying or selling shares under the Plan.

Basis in Stock -- Deductions

          Your tax basis for purposes of determining capital gain or loss on the shares purchased under the Plan is equal to the ordinary income reported under the rules described above, added to the actual purchase price of the shares.

          We are entitled to a deduction for the amounts you are taxed as ordinary income to the extent that ordinary income must be reported upon your sale or disposition of the shares before the expiration of the holding periods described above.

                           Approvals

          Our obligation to offer, sell and deliver the common stock under this Plan is subject to the approval of any governmental authority required in connection with the authorized issuance or sale of those shares.

                    Additional Information

          We are incorporating the following documents by reference into this prospectus.

                    Our Annual Report on Form 10-KSB for the
                    year ended December 31, 1998
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                    Our Quarterly Report on Form 10-QSB for
                    the period ended March 31, 1999

                    A Registration Statement for the common
                    stock filed with the Securities and Exchange
                    Commission on Form 8-A, dated April 14,
                    1999.

          We are also incorporating by reference all future annual and quarterly reports, proxy statements and other filings we send to the Securities and Exchange Commission under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange
Act of 1934. You may obtain copies of the documents incorporated by reference and other information about the Plan and its administrators without charge by making a written or oral request to the Chief Financial Officer of the Company at the following address:

                                   Michael J. Motroni,
                                   Chief Financial Officer
                                   R.H. Phillips, Inc.
                                   26836 County Road 12A
                                   Esparto, CA 95627
                                   (530) 662-3215